UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03Material Modification to Rights of Security Holders.

Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders (the “2018 Annual Meeting”) on June 19, 2018, the results of which are set forth in Item 5.07 below.  Pursuant to the Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) approved by the Company’s stockholders at the 2018 Annual Meeting, the Company’s Amended and Restated Certificate of Incorporation was amended and restated to provide for declassification of the board of directors (the “Board”), among other things. In accordance with the terms of the Amended and Restated Charter, the current classified Board will be declassified over a two-year period, as follows:

•	Class I Directors will serve out their current terms expiring at our 2019 annual meeting, and they, or any successors, will stand for election to a one-year term at our 2019 annual meeting;
•	Class II Directors will serve out their current terms expiring at our 2020 annual meeting, and they, or any successors, will stand for election to a one-year term at our 2020 annual meeting; and
•	Class III Directors elected at the 2018 Annual Meeting will serve out a one-year term, and they, or any successors, will stand for election to a one-year term at our 2019 annual meeting.

Beginning with the 2020 annual meeting, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders.

Delaware law provides that directors serving on boards that are not classified may be removed by stockholders with or without cause, while directors serving on boards that are classified may only be removed by stockholders for cause. To conform to Delaware law, the Amended and Restated Charter provides that upon the full declassification of the Board as of the 2020 annual meeting, all directors would be removable “for cause” upon the affirmative vote of a majority of stockholders or “without cause” upon the affirmative vote of at least 66 2/3% of stockholders. Before that time, directors serving in a class elected for a three-year term at the 2016 annual meeting or the 2017 annual meeting may be removed only for cause. Directors elected for a one-year term at each annual meeting of stockholders from 2018 through 2019 may be removed with or without cause.

The foregoing description of the Amended and Restated Charter is qualified in its entirety by reference to the text of the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

Of the 23,165,980 shares of common stock issued and outstanding as of May 7, 2018, the record date, 20,430,526 shares of common stock (approximately 88%) were present or represented by proxy at the 2018 Annual Meeting. The results of the voting on the matters submitted to the stockholders are as follows:

(1) Approval of the Amended and Restated Charter to declassify our Board:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,709,302	584,818	5,661	2,130,745

(2) Election of Nicholas J. Sutton, Gary L. Hultquist and Janet W. Pasque as Class III Directors, for a one-year term expiring in 2019 or until their successors have been duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Nicholas J. Sutton	18,124,956	174,825	2,130,745
Gary L. Hultquist	17,785,702	514,079	2,130,745
Janet W. Pasque	18,128,463	171,318	2,130,745

(3) Approval, by non-binding advisory vote, the compensation paid to the Company’s Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,841,358	1,130,501	1,327,922	2,130,745

(4) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

FOR	AGAINST	ABSTAIN
20,327,732	19,936	82,858

The terms of a Settlement Agreement, dated May 15, 2018, terminating the proxy contest between the Company and Monarch Energy Holdings, LLC and certain of its affiliates were disclosed in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on May 18, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Resolute Energy Corporation dated June 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE ENERGY CORPORATION

Date: June 19, 2018	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer